EXECUTION COPY
                                                            --------------





                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                     STANFORD VENTURE CAPITAL HOLDINGS, INC.

                                       AND

                      INTERNATIONAL COSMETICS MARKETING CO.
                           D/B/A BEVERLY SASSOON & CO.

                                September 7, 2001


                                    CONTENTS
Authorization and Closing.........................................................................................1
         Authorization of the Stock...............................................................................1
         Purchase and Sale of the Stock...........................................................................1
Conditions of the Purchasers' Obligations.........................................................................1
         Conditions to Closing....................................................................................1
Covenants.........................................................................................................3
         Current Public Information...............................................................................3
         Indemnification..........................................................................................3
         No Affiliated Party Transactions.........................................................................4
         Board Representation.....................................................................................4
Compliance with Laws..............................................................................................4
Transfer of Restricted Securities.................................................................................4
Representations and Warranties of the Company.....................................................................4
         Organization and Corporate Power.........................................................................5
         Capital Stock and Related Matters........................................................................5
         Authorization; No Breach.................................................................................6
         Undisclosed Liabilities..................................................................................6
         Tax Matters..............................................................................................6
         Litigation, etc..........................................................................................7
         Governmental Consent, etc................................................................................7
         Compliance with Laws.....................................................................................7
         Disclosure...............................................................................................7
         Recent Occurrences.......................................................................................8
         Registration Rights......................................................................................8
         Securities Laws..........................................................................................8
         Commission Documents.....................................................................................8
         Transactions with Affiliates.............................................................................9
         Vote Required; State Takeover Statutes...................................................................9
Definitions.......................................................................................................9
Miscellaneous....................................................................................................12
         Expenses................................................................................................12
         Remedies 13
         Purchasers' Investment Representations..................................................................13
         Consent to Amendments...................................................................................13
         Survival of Representations and Warranties..............................................................14
         Successors and Assigns..................................................................................14
         Severability............................................................................................14
         Counterparts............................................................................................14
         Descriptive Headings; Interpretation....................................................................14
         Governing Law...........................................................................................14
         Notices  15
         Rights   16
         Amendments..............................................................................................16




List of Exhibits
----------------

Exhibit A         -        Form of Registration Rights Agreement
Exhibit B         -        Form of Assignment Agreement
Exhibit C         -        Form of Letter Agreement
Exhibit D         -        Form of Warrant
Schedule of Exceptions
Schedule 5.B.(i)

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT ("Agreement") is made as of September 7, 2001, by and between STANFORD VENTURE CAPITAL HOLDINGS, INC. (the "Purchaser" or "Stanford"), and INTERNATIONAL COSMETICS MARKETING CO. D/B/A BEVERLY SASSOON & CO., a Florida corporation ("Company"). Except as otherwise indicated herein, capitalized terms used herein are defined in Section 6 hereof.

         In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

         Section 1. Authorization and Closing.

         A. Authorization of the Stock. The Company has authorized the issuance and sale to the Purchaser of 1,000,000 shares of its Common Stock, par value $.001 per share (the "Common Stock") and 750,000 Warrants to purchase Common Stock at $2.125 per share (the "Warrants").

         B. Purchase and Sale of the Stock. At the Closing (as defined below), the Company shall sell to the Purchaser and, subject to the terms and conditions set forth herein, the Purchaser shall purchase from the Company, 1,000,000 shares of Common Stock and 750,000 Warrants at an aggregate purchase price of $1,500,000. The closing of the purchase and sale of the Common Stock pursuant hereto (the "Closing") shall take place at the offices of Akerman Senterfitt, 1 S.E. 3rd Avenue, Suite 2700, Miami, Florida 33131 simultaneously with the execution and delivery of this Agreement. At the Closing, pursuant to the escrow provisions of the Assignment Agreement, the Company shall deliver to the Purchaser stock certificates evidencing the Common Stock purchased by the Purchaser, registered in the Purchaser's name, and the Purchaser shall pay to the Company the purchase price by certified or bank check or wire transfer of immediately available funds.

         Section 2. Conditions of the Purchaser' Obligations.

         A. Conditions to Closing. The obligation of the Purchaser to purchase and pay for the Common Stock at the Closing is subject to the satisfaction or written waiver as of the Closing of the following conditions:

                  (i) Representations and Warranties; Covenants. The representations and warranties contained in Section 5 hereof shall be true and correct at and as of the Closing, and the Company shall have performed all of the covenants required to be performed by it hereunder prior to the Closing.

                  (ii) Registration Rights Agreement. The Company and the Purchaser shall have entered into an Registration Rights Agreement in form and substance set forth in Exhibit A attached hereto (the "Registration Rights Agreement"), and the Registration Rights Agreement shall not have been amended or modified and shall be in full force and effect as of the Closing.

                  (iii) Assignment and Escrow Agreement. Paul Lambert, Atlas Pearlman, P.A. and the Purchaser shall have entered into an Assignment and Escrow Agreement in form and substance set forth in Exhibit B attached hereto (the "Assignment Agreement"), relating to the assignment of that certain option (the "Option"), dated as of August 19, 1999, to purchase 250,000 shares of Common Stock, which is being assigned to Purchaser simultaneously herewith, and the Assignment Agreement shall not have been amended or modified and shall be in full force and effect as of the Closing.

                  (iv) Letter Agreement. The Purchaser and Nico Pronk shall have entered into a Letter Agreement in form and substance set forth in Exhibit C attached hereto (the "Letter Agreement"), and the Letter Agreement shall not have been amended or modified and shall be in full force and effect as of the Closing.

                  (v) Warrants. The Company shall have executed warrant certificates in form and substance set forth in Exhibit D attached hereto representing the Warrants, and the Warrants shall not have been amended or modified and shall be in full force and affect as of the Closing.

                  (vi) Consents and Approvals. The Company shall have received or obtained all third-party, governmental and regulatory consents and approvals necessary for the consummation of the transactions contemplated hereby.

                  (vii) Compliance with Applicable Laws. The sale of Common Stock to the Purchaser hereunder shall not be prohibited by any applicable law or governmental regulation.

                  (viii) Fees and Expenses. The Company shall have reimbursed Purchaser's expenses, paid the fee and issued the Placement Warrants as provided in Section 7.A.

                  (ix) Closing Documents. The Company shall have delivered to Purchaser all of the following documents:

                           (a) an Officer's Certificate, dated the date of the
                  Closing, stating that the conditions specified in this Section 2 have been fully satisfied;

                           (b) certified copies of the resolutions duly adopted
                  by the Company's board of directors (its "Board"), including the consent of the majority holder of the Company's Series A Convertible Preferred Stock and the holder of the Company's outstanding debentures, authorizing the execution, delivery, and performance of the Transaction Documents, the issuance and sale of the Common Stock and the consummation of all other transactions contemplated by this Agreement; and

                           (c) certified copies of (1) the Company's Articles of
                  Incorporation and (2) the Company's Bylaws, each as in effect at the Closing.

                  (x) No Material Adverse Change. There shall not have occurred any material adverse change in the financial condition, operating results, assets, operations or business prospects of the Company since the Financial Statement Date.

                  (xi) Opinion. The Company shall have delivered to the Purchaser a legal opinion, in form and content reasonably satisfactory to Purchaser, with respect to such matters (including, but not limited to, the absence of dissenters' rights with respect to this transaction) as Purchaser shall reasonably request.

                  (xii) Rights of First Refusal, Anti-Dilution Rights, and Preemptive Rights Waived. The Company shall have delivered to Purchaser evidence reasonably satisfactory to Purchaser that no rights of first refusal to purchase securities of the Company, anti-dilution rights or preemptive rights will be contravened by the consummation of the transactions contemplated in connection herewith.

                  (xiii) Other. The Purchaser shall have received such other documents relating to the transactions contemplated hereby as Purchaser or its counsel may reasonably request.

         Any condition specified in this Section 2 may be waived only if such waiver is set forth in a writing executed by Purchaser.

         Section 3. Covenants. As an inducement to enter into the transactions contemplated by this Agreement, the Company hereby covenants to undertake the obligations set forth in this Section 3.

         A. Current Public Information. For so long as Purchaser beneficially owns any securities of the Company, the Company shall timely file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Commission thereunder and shall take such further action as any holder or holders of Restricted Securities may reasonably request, all to the extent required to enable: (i) such holders to sell Restricted Securities pursuant to Rule 144 adopted by the Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Commission; or (ii) the Company to be eligible to register its securities pursuant to a registration statement on Form S-2 or S-3 or any similar registration form hereafter adopted by the Commission. Upon request, the Company shall deliver to any holder of Restricted Securities a written statement as to whether it has complied with such requirements.

         B. Indemnification. The Company shall indemnify, defend and hold the Purchaser and its respective directors, officers, employees, affiliates and agents (collectively, the "Indemnified Persons") harmless from and against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including, without limitation, interest, penalties, court costs and attorneys' fees (collectively, "Losses"), that any Indemnified Person shall incur or suffer, which arise, result from, or relate to (a) any breach of, or failure by the Company to perform, any of its representations, warranties, covenants or agreements in any Transaction Document or any violation of any securities law by the Company, and
(b) any claim, litigation, investigation or proceeding (whether or not such Indemnified Person is a party thereto) relating to any transactions, services or matters that are the subject of any Transaction Document.

         C. No Affiliated Party Transactions. For so long as the Purchaser beneficially owns any securities of the Company, the Company and each of its Subsidiaries shall not, without the prior written consent of the Purchaser, enter into any transaction with any of its or any Subsidiary's officers, directors, employees or Affiliates or any individual related by blood, marriage or adoption to any such Person or any entity in which any such Person or individual owns a beneficial interest, except for (i) normal employment arrangements and benefit programs on reasonable terms, (ii) the Letter Agreement, dated as of October 13, 2000, between the Company and Noble International Investments, Inc. and (iii) except as otherwise expressly contemplated by this Agreement.

         D. Board Representation. Upon Closing, and until the earlier to occur of the following events: (a) two years from the date of this Agreement; or (b) any event which results in Purchaser or its Affiliates, at any time, collectively being the beneficial owners of less than 50% of the securities of the Company (on an as-converted basis) acquired pursuant to this Agreement, the Warrants and the Assignment Agreement, the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special Board meetings), so that one (1) representative designated by the Purchaser shall be nominated and/or appointed to Board.

         E. Compliance with Laws. The Company shall take all necessary actions to comply with all state and federal securities laws in connection with the issuance and sale of its securities to any other party, by private placement or otherwise.

         Section 4. Transfer of Restricted Securities. The Purchaser acknowledges that the Restricted Securities are transferable only pursuant to:
(a) public offerings registered under the Securities Act; (b) Rule 144 or Rule 144A under the Securities Act (or any similar rule or rules then in force) if such rule or rules are available; (c) any other legally available means of transfer; and (d) any other agreement to which such Purchaser is a party. In connection with the transfer of any Restricted Securities (other than a transfer described in clauses (a) or (b) above), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer. In addition, upon the request of the Purchaser, the Company shall promptly supply to such Purchaser or its prospective transferees all information regarding the Company required to be delivered in connection with a transfer pursuant to Rule 144A under the Securities Act.

         Section 5. Representations and Warranties of the Company. As a material inducement to the Purchaser to enter into this Agreement and purchase the Common Stock, the Company hereby represents and warrants to the Purchaser that, except as expressly set forth on the Schedule of Exceptions attached hereto:

         A. Organization and Corporate Power. The Company is a corporation duly organized, validly existing, and in good standing under the laws of Florida and is qualified to do business in every jurisdiction in which the failure to so qualify might reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, operations, or business prospects of the Company. The Company has all requisite corporate power and authority and all material licenses, permits, and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted, and to carry out the transactions contemplated by this Agreement and the agreements and documents contemplated in connection therewith. The copies of the Company's Articles of Incorporation and the Company's Bylaws which have been furnished to Purchaser's counsel reflect all amendments made thereto at any time before the Closing and are correct and complete.

         B. Capital Stock and Related Matters.

                  (i) The authorized capital stock of the Company consists of 30,000,000 shares of capital stock, of which 5,000,000 shares are designated as Preferred Stock, par value $.001, and of which 25,000,000 shares are designated as Common Stock, par value $.001. Immediately prior to the Closing, the Company had that number of shares outstanding as set forth on Schedule 5.B.(i). Except as set forth on Schedule 5.B.(i), or the Schedule of Exceptions, the Company does not have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor does it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans other than pursuant to, and as contemplated by, this Agreement. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options, or other rights to acquire its capital stock. All of the outstanding shares of the Company's capital stock are and shall be validly issued, fully paid, and non-assessable and free of any Liens other than Liens created by the holders thereof. No event has occurred which would change the conversion price or number of shares issuable upon conversion of any of the Company's outstanding securities.

                  (ii) Except as set forth on the Schedule of Exceptions, there are no statutory or contractual preemptive rights, anti-dilution rights, or rights of first refusal with respect to the issuance of any of the Common Stock hereunder and the Company has never issued securities in contravention of any rights of first refusal, anti-dilution rights, or preemptive rights. The Company has not violated any applicable federal or state securities laws in connection with the offer, sale, or issuance of any of its capital stock, and the offer, sale, and issuance of the Common Stock hereunder does not and will not require registration under the Securities Act or any applicable state securities laws. Except as disclosed on the Schedule of Exceptions, there are no agreements between the Company's stockholders with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs.

         C. Authorization; No Breach. The execution, delivery, and performance of the Transaction Documents have been duly authorized by the Company. The Transaction Documents each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. The execution and delivery by the Company of the Transaction Documents, the offering, sale, and issuance of the Common Stock hereunder and the fulfillment of and compliance with the respective terms hereof and thereof by the Company do not and will not: (i) conflict with or result in a breach of the terms, conditions, or provisions of;
(ii) constitute a default under; (iii) result in the creation of any Lien, security interest, charge, or encumbrance upon the Company's capital stock or assets pursuant to; (iv) give any third party the right to modify, terminate, or accelerate any obligation under; (v) result in a violation of; or (vi) require any authorization, consent, approval, exemption, or other action by or notice to any court or administrative or governmental body pursuant to, the Articles of Incorporation or Bylaws of the Company, or any law, statute, rule, or regulation to which the Company is subject, or any agreement, instrument, order, judgment, or decree to which the Company or any of its Affiliates or employees is a party or by which it or any of the foregoing Persons is bound. Furthermore, the offering, sale and issuance of Common Stock hereunder (and the conversion thereof) will not contravene or give rights to any Person pursuant to any right of first refusal to purchase securities of the Company, anti-dilution right or preemptive right granted by the Company.

         D. Undisclosed Liabilities. Except as set forth in the financial statements referenced in Section 5.M, the Company has no liabilities, commitments or obligations of any nature whatsoever, whether accrued, contingent or otherwise and whether due or to become due (other than nonmaterial, both individually and in the aggregate, liabilities, commitments or obligations incurred since the Financial Statement Date in the ordinary course of business consistent with past practices to Persons other than Affiliates of the Company) or any unrealized or unanticipated losses from any commitments of the Company, and there is no basis for assertion against the Company of any such liability, commitment, obligation or loss.

         E. Tax Matters. Except as set forth on the Schedule of Exceptions, the Company has filed all Tax Returns (if any) which it is required to file under applicable laws and regulations; all such Tax Returns are complete and correct in all material respects; the Company has paid all Taxes due and owing by it and has withheld and paid over all Taxes which it is obligated to withhold from amounts paid or owing to any employee, stockholder, creditor or other third party; the Company has not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency; the assessment of any additional Taxes for periods for which returns have been filed is not expected; no foreign, federal, state or local Tax audits are pending or being conducted with respect to the Company, no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority and no notice indicating an intent to open an audit or other review has been received by the Company from any foreign, federal, state or local taxing authority; and there are no unresolved questions or claims concerning the Company's Tax liability. The Company has not made an election under Section 341 (f) of the IRC.

         F. Litigation, etc. There are no actions, suits, proceedings, orders, investigations or claims pending or, to the best of the Company's knowledge, threatened against or affecting the Company (or to the best of the Company's knowledge, pending or threatened against or affecting any of the officers, directors or employees of the Company with respect to their business or proposed business activities) at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitations, any actions, suits, proceedings or investigations with respect to the transactions contemplated by this Agreement) which (i) could have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company, or (ii) questions the validity of the transactions contemplated in connection herewith or seeks to enjoin or restrict same. The Company is not subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of the Company's knowledge, any governmental investigations or inquiries; and, to the best of the Company's knowledge, there is no basis for any of the foregoing. The Company is not subject to any judgment, order or decree of any court or other governmental agency. The Company has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business.

         G. Governmental Consent, etc. Except for filings under Regulation D under the Securities Act, no permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority or other Person is required in connection with the execution, delivery and performance by the Company of this Agreement, any other Transaction Documents, or the consummation by the Company of any other transactions contemplated hereby or thereby.

         H. Compliance with Laws. The Company has not violated any law or any governmental regulation or requirement which violation could have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company, and the Company has not received notice of any such violation. The Company is not subject to any clean up liability, and the Company has no reason to believe it may become subject to any clean up liability, under any federal, state or local environmental law, rule or regulation.

         I. Disclosure. Neither this Agreement nor any of the schedules, attachments, written statements, documents, certificates or other items prepared or supplied to the Purchaser by or on behalf of the Company with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading. There is no fact which the Company has not disclosed to the Purchaser in writing making specific reference hereto and of which any of its officers, directors or executive employees is aware and which has had or might reasonably be anticipated to have a material adverse effect upon the existing or expected financial condition, operating results, assets, customer or supplier relations, employee relations or business prospects of the Company.

         J. Recent Occurrences. Since the Financial Statement Date, the Company has conducted its business only in the ordinary and usual course and there has not occurred any material adverse change in the financial condition, operating results, assets, or business prospects of the Company. Since the Financial Statement Date, the Company has not (i) suffered any material damage, destruction or loss, whether or not covered by insurance; (ii) waived any valuable right or debt; (iii) entered into or amended or suffered the termination or expiration of or defaulted on any material contract or agreement;
(iv) incurred any indebtedness; (v) suffered any resignation, termination or other cessation of employment of any officer or key employee; (vi) disclosed any material confidential and proprietary information; (vii) satisfied or waived any Lien or obligation, except in the ordinary course of business which in the aggregate are not material; (viii) modified any compensation arrangement; (ix) sold, assigned, transferred or licensed any patent, trademark, copyright, trade secret or other intellectual property right, or any interest therein; (x) received notice that any significant customer or supplier has (or intends to) adversely modify its business relationship with the Company or cancel any order;
(xi) suffered any event or occurrence that could cause any material adverse change in the financial condition, operating results, assets, operations or business prospects of the Company; or (xii) entered into any arrangement or commitment to do any of the foregoing.

         K. Registration Rights. Except as set forth on the Schedule of Exceptions, the Company is not currently under any obligation to register under the Securities Act any of its presently outstanding securities or any of its securities which may hereafter be issued. The Company is not restricted pursuant to the terms of any existing registration rights from granting additional registration rights as contemplated by the Registration Rights Agreement and none of the registration rights disclosed on the Schedule of Exceptions provides the holders thereof priority over the Holders (as defined in the Registration Rights Agreement) in the event of a "claw back" by an underwriter or manager of an underwriter public offering.

         L. Securities Laws. The sale and delivery of the Common Stock issued to the Purchaser are exempt from the requirement of registration under the Securities Act and applicable state securities laws. Except as set forth on the Schedule of Exceptions, the Securities Act and state securities laws were not violated by the original issuance of the Company's capital stock to its existing shareholders and will not be violated by the execution of this Agreement or the consummation of the transactions contemplated hereby; provided that, the representations and warranties made in this Section 5.L with respect to the Purchaser assume that the representations and warranties of the Purchaser contained in Section 7.C are true and correct.

         M. Commission Documents. The Company has delivered or made available to the Purchaser each registration statement, report, proxy statement or information statement (as defined in Regulation 14C under the Exchange Act) prepared by it since January 1, 1998, which reports constitute all of the documents required to be filed by the Company with the Commission since such date, each in the form filed with the Commission (collectively, the "Company Reports"). As of their respective dates, the Company Reports (a) complied as to form in all material respects with the applicable requirements of the Securities Act or the Securities Exchange Act, as the case may be, and the rules and regulations thereunder; and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company has timely filed with the Commission all reports required to be filed under Section 13, 14 and 15(d) of the Exchange Act. Each of the balance sheets of the Company included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly present in all material respects the financial position of the Company and its Subsidiaries as of its date (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), and each of the statements of operations, changes in stockholders' equity and cash flows of the Company included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly present in all material respects the results of operations, changes in stockholders' equity or cash flows, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect). The financial statements of the Company, including the notes thereto, included in or incorporated by reference into the Company Reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, and have been prepared in accordance with GAAP. Since January 1, 1998, there has been no material change in the Company's accounting methods or principles except as described in the notes to such Company financial statements.

         N. Transactions with Affiliates. Except as set forth in the Company Reports and except with respect to the transactions contemplated hereby, there has been no transaction, agreement, arrangement or understanding, or any related series thereof, between the Company and/or the Subsidiaries and the Company"s Affiliates (other than wholly-owned Subsidiaries).

         O. No Vote Required; State Takeover Statutes; Poison Pill.

                  (i) No vote of holders of the Company's capital stock is necessary to execute and deliver this Agreement, or to consummate the transactions contemplated by this Agreement.

                  (ii) No state takeover statute or similar statute or regulation of the State of Florida (and, to the knowledge of the Company after due inquiry, of any other jurisdiction) applies or purports to apply to this Agreement or any of the transactions contemplated hereby. No provision of the Articles of Incorporation, By-laws or other governing instruments of the Company or any of the Subsidiaries or any applicable law would, directly or indirectly, restrict or impair the ability of the Purchaser to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of the Company that may be beneficially owned by the Purchaser.

                  (iii) The Company is not subject to any Rights Plan or Rights Agreement or any other document commonly referred to as a "poison pill" which would be triggered by or as a result of this transaction.

         Section 6. Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

         "Affiliate" of any particular Person means any other Person controlling, controlled by, or under common control with such particular Person, including, but not limited to, any current or former employee, officer or director or entity in which any of them has any direct or indirect interest.

         "Affiliated Group" means an affiliated group as defined in Section 1504 of the IRC (or any analogous combined, consolidated, or unitary group defined under state, local, or foreign income Tax law).

         "Assignment Agreement" has the meaning set forth in Section 2.A.

         "Financial Statement Date" means June 30, 2001, provided that the draft financial statements relating to that date and for the quarter and fiscal year ended on such date which were presented to the Purchaser for review are certified by the Company's independent auditors, and if not so certified, then "Financial Statement Date" means June 30, 2000.

         "Commission" means the Securities and Exchange Commission and includes any governmental body or agency succeeding to the functions thereof.

         "Common Stock" means the Company's Common Stock, par value $.001.

         "Company Reports" has the meaning set forth in Section 5.M.

         "GAAP" means generally accepted accounting principles consistently applied.

         "IRC" means the Internal Revenue Code of 1986, as amended, and any reference to any particular IRC section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien, or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Company or any of its Affiliates, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the Company under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course of business).

         "Officer's Certificate" means a certificate signed by the Company's President, stating that: (i) the officer signing such certificate has made or has caused to be made such investigations as are necessary in order to permit such officer to verify the accuracy of the information set forth in such certificate; and (ii) such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

         "Option" has the meaning set forth in Section 2.A.

         "Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other entity, and a governmental entity or any department, agency, or political subdivision thereof.

         "Placement Warrants" has the meaning set forth in Section 7.A.

         "Restricted Securities" means: (i) the Common Stock issued hereunder;
(ii) the Warrants and the Placement Warrants and the shares of Common Stock issuable upon conversion thereof; and (iii) any securities issued with respect to the securities referred to in clause (i) or (ii) above by way of a stock dividend or stock split, or in connection with combination of shares, recapitalization, merger, consolidation, or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have: (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them;
(b) become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act; or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in
Section 7.C have been delivered by the Company in accordance with Section 7.C. Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in Section 7.C.

         "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

         "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which: (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (ii) if a limited liability company, partnership, association, or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association, or other business entity.

         "Tax" or "Taxes" means any: (i) federal, state, local, or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties, or additions to tax or additional amounts in respect of the foregoing; (ii) liability of the Company for the payment of any amounts of the type described in clause (i) arising as a result of being (or ceasing to be) a member of any Affiliated Group (or being included (or required to be included) in any Tax Return relating thereto); and (iii) liability of the Company for the payment of any amounts of the type described in clause (i) as a result of any express or implied obligation to indemnify or otherwise assume or succeed to the liability of any other person (including, but not limited to, as a successor or transferee).

         "Tax Returns" means returns, declarations, reports, claims for refund, information returns, or other documents (including any related or supporting schedules, statements, or information) filed or required to be filed in connection with the determination, assessment, or collection of Taxes of any party or the administration of any laws, regulations, or administrative requirements relating to any Taxes.

         "Transaction Documents" means this Agreement, the Registration Rights Agreement, the Assignment Agreement, the Escrow Agreement and all other agreements contemplated hereby to which the Company is, or may be from time to time, a party, or any schedule, certificate, exhibit or instrument furnished or to be furnished by the Company hereunder or thereunder.

         "Warrants" shall have the meaning set forth in Section 1.A.

         Section 7. Miscellaneous.

         A. Expenses. As a further inducement for the Purchaser to consummate the transactions contemplated hereby, the Company agrees to pay Stanford Group Company a fee at Closing of $97,500 in cash and to issue Stanford Group Company warrants to purchase 50,000 shares of Common Stock at an exercise price of $1.50 per share and warrants to purchase 37,500 shares of Common Stock at an exercise price of $2.125 per share (the "Placement Warrants"). In addition, the Company shall reimburse Purchaser for its reasonable fees and expenses (including its reasonable fees and expenses of its counsel and other advisors) which Purchaser has incurred in connection with the Closing up to a maximum of $10,000. In addition, the Company agrees to pay, and hold Purchaser harmless against liability for the payment of: (i) its reasonable fees and expenses (including its reasonable fees and expenses of its counsel and other advisors) arising in connection with the interpretation, modification, monitoring and enforcement of its rights under the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby (including, but not limited to, any subsequent or proposed acquisitions, sales, mergers, or re-capitalizations by the Company); (ii) the reasonable fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of the Transaction Documents; (iii) reasonable travel expenses and other reasonable out-of-pocket fees and expenses as have been or may be incurred by Purchaser, its directors, officers and employees in connection with the transactions contemplated hereby or in attending Board or other of the Company's meetings; and (iv) stamp and other Taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery, or acquisition of any shares of Common Stock purchased hereunder.

         B. Remedies. The Purchaser shall have all rights and remedies set forth in this Agreement and all rights and remedies which such holder has been granted at any time under any other agreement or contract and all of the rights which such holder has under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights granted by law.

         C. Purchaser's Investment Representations. The Purchaser hereby represents that such Purchaser is acquiring the Restricted Securities purchased hereunder for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein shall prevent such Purchaser and subsequent holders of Restricted Securities from transferring such securities in compliance with the provisions of Section 4 hereof and any agreements to which such Persons may be parties.

Each certificate for Restricted Securities shall be imprinted with a legend in substantially the following form:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON SEPTEMBER 7, 2001, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE STOCK PURCHASE AGREEMENT, DATED AS OF SEPTEMBER 7, 2001, BETWEEN THE ISSUER (THE "COMPANY") AND A CERTAIN INVESTOR, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE."

         If the holder of the Restricted Securities delivers to the Company an opinion of qualified securities counsel reasonably acceptable to the Company that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, however, the Company shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in this Section 7.C.

         D. Consent to Amendments. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if and when the Company has obtained the written consent of Purchaser. No other course of dealing between the Company and Purchaser or any delay in exercising any rights hereunder shall operate as a waiver of any rights of Purchaser.

         E. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement for the applicable statute of limitations, regardless of any investigation made by the Purchaser or on its behalf.

         F. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the Purchaser's benefit as the Purchaser or holder of Common Stock are also for the benefit of, and enforceable by, any subsequent holder of such Common Stock.

         G. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Agreement is held to be prohibited by or invalid under applicable law, then such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         H. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

         I. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa. The use of the word "including" in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Without limiting the generality of the immediately preceding sentence, no amendment or other modification to any agreement, document, or instrument that requires the consent of any Person pursuant to the terms of this Agreement or any other agreement will be given effect hereunder unless such Person has consented in writing to such amendment or modification.

         J. Governing Law. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Florida applicable to contracts executed and to be wholly performed within such State without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any other jurisdiction other than the State of Florida. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDINGS OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTES OR CLAIMS, WHETHER ANY SUCH PROCEEDINGS, DISPUTES OR CLAIMS RELATE TO OR ARISE IN CONTRACT, TORT OR OTHERWISE, WHETHER WITH RESPECT TO THIS AGREEMENT OR ANY OTHER DOCUMENTS OR INSTRUMENTS DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. This Agreement shall be subject to the exclusive jurisdiction of the courts of the State of Florida located in Miami-Dade County, Florida or the United States District Court for the Southern District of Florida. The parties to this Agreement agree that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in the State of Florida by virtue of a failure to perform an act required to be performed in the State of Florida and irrevocably and expressly agree to submit to the jurisdiction of such courts in the State of Florida for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in Miami-Dade County, Florida, and further irrevocably waive any claim that any suit, action or proceeding brought in Miami-Dade County, Florida has been brought in an inconvenient forum.

         K. Notices. All notices, demands, or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient or sent to the recipient by a nationally-recognized express courier service (charges prepaid) for next business day delivery. Such notices, demands, and other communications shall be sent to the Purchaser and to the Company at the address indicated below:

         If to the Company:

                  International Cosmetics Marketing Co.
                  6501 N.W. Park of Commerce Blvd., Suite 205
                  Boca Raton, FL 33487
                  Attn: Sam A. Lazar

         with a copy to:

                  Atlas Pearlman, P.A.
                  350 E. Las Olas Boulevard, Suite 1700
                  Fort Lauderdale, FL 33301
                  Attn: Roxanne K. Beilly, Esq.

         If to the Purchaser:

                  Stanford Venture Capital Holdings, Inc.
                  5050 Westheimer Road
                  Houston, TX 77056
                  Attn: Mauricio Alvarado, Esq.

         with a copy to:

                  Akerman Senterfitt
                  1 S.E. 3rd Avenue
                  Suite 2700
                  Miami, Florida 33131
                  Attention: Carl D. Roston, Esq.


or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

         L. Rights. This Agreement shall not confer any rights or remedies upon any Person, other than the parties hereto and their respective heirs, successors, and permitted assigns.

         M. Amendments. Any reference contained herein to any agreement, instrument, or other document shall include any amendments or modifications made to such agreement, instrument, or other document made from time to time in accordance with the terms thereof, and if applicable, hereof.




                      [THIS SPACE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement on the date first written above.

                               INTERNATIONAL  COSMETICS  MARKETING CO.
                               D/B/A BEVERLY  SASSOON & CO.

                               By: /s/ Sam A. Lazar
                                   ---------------------------------------------
                               Name: Sam A. Lazar
                               Title: President


                               STANFORD VENTURE CAPITAL HOLDINGS, INC.


                               By: /s/ James Davis
                                   ---------------------------------------------
                               Name: James Davis
                               Title: Authorized Person